Exhibit 21.1

Subsidiaries of the Registrant

• Dixie Container Corporation
State of Incorporation:	Virginia
Other trade names used:	Packaging Corporation of Ohio

• PCA Hydro, Inc.
State of Incorporation:	Delaware
Other trade names used:	None

• Packaging Corporation of Illinois
State of Incorporation:	Delaware
Other trade names used:	Acorn Corrugated Box Company

• PCA International, Inc.
State of Incorporation:	Delaware
Other trade names used:	None

• PCA International Services, LLC
State of Incorporation:	Delaware
Other trade names used:	None

• PCAI de Mexico S. de R.L. de C.V.
State of Incorporation:	Sonora, Mexico
Other trade names used:	None

• Packaging Corporation of Asia, Limited
State of Incorporation:	Hong Kong
Other trade names used:	None

• Packaging Credit Company, LLC
State of Incorporation:	Delaware
Other trade names used:	None

• Packaging Receivables Company, LLC
State of Incorporation:	Delaware
Other trade names used:	None

• Midwest Corrugated Packaging Products, LLC
State of Incorporation:	Illinois
Other trade names used:	Field Packaging Group, LLC

• PCA Alabama Acquisition Corp.
State of Incorporation:	Delaware
Other trade names used:	Packaging Materials Co.

• PCA Colorado Acquisition Corp.
State of Incorporation:	Delaware
Other trade names used:	Colorado Container Corp.

• PCA Pennsylvania Acquisition Corp.
State of Incorporation:	Delaware
Other trade names used:	Packaging Specialists